Exhibit 10.7

PARTNERSHIP WITHDRAWAL AGREEMENT

OCM MARINE HOLDINGS TP, L.P.

This Partnership Withdrawal Agreement (this “Agreement”) is made as of May 17, 2012, by and between General Maritime Corporation, a Marshall Islands corporation (the “Holder”) and OCM Marine GP CTB, Ltd., a Cayman Islands exempted company, as general partner (the “General Partner”) of OCM Marine Holdings TP, L.P., a Cayman Islands exempted limited partnership (the “Partnership”).

WHEREAS, pursuant to the Assignment of Limited Partnership Interest, dated as of January 7, 2012, between PC Georgiopoulos Investment Group LLC and the Holder, the Holder holds 490 Class B Units of the Partnership (the “Units”).

WHEREAS, in accordance with the Second Amended Joint Plan of Reorganization of General Maritime Corporation, dated April 19, 2012 (the “Plan”), the Holder and the Partnership intend to terminate and cancel the Units in full, with no further rights in respect thereof.

WHEREAS, pursuant to the Amended and Restated Exempted Limited Partnership Agreement dated January 7, 2012 (the “LPA”) of the Partnership, a limited partner may withdraw from the Partnership or withdraw from its capital account with the consent of the General Partner.

NOW, THEREFORE, BE IT RESOLVED, that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holder and the General Partner hereby agree as follows:

1.
Withdrawal.  The Holder hereby withdraws from the Partnership and agrees that the initial capital contribution of the Holder referable to the Holder’s Units as set out in the LPA be shared equally among the remaining limited partners.

2.	Consent. The General Partner hereby consents to the Holder’s withdrawal from the Partnership with effect from the date of this Agreement.

3.
Termination of the Units.  All of the Units are hereby terminated, cancelled and no longer outstanding as of the date hereof, and neither the Holder nor any of its successors in interest shall have any further rights, obligations or liabilities in respect of the Units under the LPA of the Partnership, as amended from time to time, or otherwise.

4.
The General Partner has obtained all necessary consents required and shall amend the LPA to reflect the withdrawal of the Holder from the Partnership and the cancellation of the Units and shall execute the same (pursuant to the power of attorney contained therein) and shall register and record the same in all proper books, records and registers of the Partnership.

5.	Further Assurances. The parties hereto shall execute and deliver from time to time such documents, conveyances or other assurances reasonably necessary to carry out the intent of this Agreement.

6.	Miscellaneous.

a.	This Agreement will be governed by and construed in accordance with the laws of the Cayman Islands without regard to its conflict of laws principles.

b.	This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns.

c.
This Agreement constitutes the entire agreement of the parties hereto superseding all prior documents and decisions regarding this topic, and it may not be amended except by a writing signed by the parties hereto and specifically referring to this Agreement.

d.
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.  Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

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IN WITNESS WHEREOF, the parties hereto have executed this Partnership Withdrawal Agreement as of the date first written above.

SIGNED BY	)

for and on behalf of	)	/s/ B. James Ford

B. James Ford
Managing Director
OCM MARINE GP CTB, LTD	)

in the presence of:	)

SIGNED BY	)

for and on behalf of	)	/s/ Adam Pierce

Adam Pierce
Senior Vice President
GENERAL MARITIME CORPORATION.	)

in the presence of:	)